Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Hatteras Variable Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Hatteras Variable Trust for the period ended June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Hatteras Variable Trust for the stated period.

/s/ David B. Perkins David B. Perkins Chief Executive Officer, Hatteras Variable Trust	/s/ Lance Baker Lance Baker Chief Financial Officer and Treasurer, Hatteras Variable Trust
Dated: September 6. 2012	Dated: September 6. 2012

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Hatteras Variable Trust for purposes of the Securities Exchange Act of 1934.